                                                                    EXHIBIT 11b



                             Ameritech Corporation
                Computation of Fully Diluted Earnings Per Share



                                            1993                1992                    1991
                                            ----                ----                    ----
 Net Income (Loss) after
 cumulative effect of change in
 accounting principles                    $1,512,798,000        ($400,361,000)          $1,165,520,000
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------

 Weighted average number of
 shares outstanding                          544,076,354          536,559,890              531,039,508

 Additional dilutive effect of
 outstanding options (as
 determined by the application
 of the treasury stock method)                 1,503,542            1,389,716                  691,882
                                               ---------            ---------                  -------

 Weighted average shares
 outstanding on which fully
 diluted earnings per share are based        545,579,896          537,949,606              531,731,390

 Fully diluted earnings per
 share                                             $2.77                (0.74)                   $2.19
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------


This calculation is submitted in accordance with Regulation S-K, Item 601
(b)II, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

                                                                    Exhibit 11b



                             Ameritech Corporation
                Computation of Fully Diluted Earnings Per Share


                                            1993                1992                    1991
                                            ----                ----                    ----
 Income before cumulative effect
 of change in accounting
 principles                               $1,512,798,000        $1,346,083,000          $1,165,520,000
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------

 Weighted average number of
 shares outstanding                          544,076,354        536,559,890                531,039,508

 Additional dilutive effect of
 outstanding options (as
 determined by the application
 of the treasury stock method)                 1,503,542          1,389,716                    691,882
                                               ---------          ---------                    -------

 Weighted average shares
 outstanding on which fully
 diluted earnings per share are based        545,579,896        537,949,606                531,731,390

 Fully diluted earnings per
 share                                             $2.77               2.50                      $2.19

                                          --------------        --------------          --------------
                                          --------------        --------------          --------------


This calculation is submitted in accordance with Regulation S-K, Item 601(b)II, although not required by footnote 2 to paragraph 14 of the Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent. Accordingly, reported EPS does not consider dilutive securities.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.